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                                                                    Exhibit 10.2


July 3, 2001



Mr. Frank E. Weise III
c/o Cott Corporation
207 Queen's Quay West
Suite 340
Toronto, ON M5J 1A7

Dear Sir:

RE: EMPLOYMENT AGREEMENT (THE "ORIGINAL AGREEMENT") BETWEEN COTT CORPORATION (THE "CORPORATION") AND FRANK E. WEISE III DATED JUNE 11, 1998

         Set out below are the terms upon which the Original Agreement shall be amended, effective July 3, 2001.

         All capitalized words and phrases used in this letter agreement shall have the meaning ascribed to such words and phrases in the Original Agreement, unless otherwise defined herein. The term "Agreement" shall mean the Original Agreement as amended by this letter agreement. The term "you" shall have the same meaning as the term "Executive."

1.       TERM

         (a) The first sentence of Section 1.1 shall be amended to substitute the words "June 30, 2003" in place of the words "January 31, 2002."

         (b) The third sentence of Section 1.1 shall be amended to substitute the words "one hundred and twenty (120)" in place of the words "one hundred and eighty (180)"

         (c) The fourth sentence of Section 1.1 shall be amended to insert "3," immediately prior to "4."



2.       BENEFITS ON TERMINATION

         (a) There shall be added to Article 3 of the Agreement a new Section 3.3(e), as follows:

                  "(e)   Upon the termination of this Agreement (other than for
         Just Cause) or upon the expiry of the Term of the Agreement, in addition to the other benefits you shall receive upon such a termination or expiry,


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         you and your spouse shall, as long as either of you shall live, be entitled to health insurance benefits (medical, dental and vision care, including prescriptions) ("Health Insurance Benefits") equal to the greater of (i) all Health Insurance Benefits provided from time to time to the Chief Executive Officer of the Corporation or any successor corporation or, in the absence of such Chief Executive Officer, the highest paid officer of the Corporation or any successor corporation and (ii) the Health Insurance Benefits immediately prior to the termination of your employment provided to you. Health Insurance Benefits includes the benefits provided to the Executive as well as terms relating to the provision of such benefits. In the event the Corporation or successor corporation does not provide such Health Insurance Benefits, the Corporation shall reimburse you for any expenses you incur to replace such Health Insurance Benefits."

         (b) There shall be added to Article 5 of the Agreement a new Section 5.2(c).

                  "(c)   The Corporation shall provide Health Insurance Benefits
         to the Executive and his spouse in accordance with Section 3.3(e)."

         (c)   Section 5.4(c) shall be amended to substitute the words "this
Section 5.4" for the words "this Section 5.3."

         (d) There shall be added to Article 5 of the Agreement a new Section 5.4(c)(iii):

                  "(iii) The Corporation shall provide Health Insurance Benefits to the Executive and his spouse in accordance with Section 3.3(e)."

         (e) Section 5.4(c)(iii), (iv) and (v) shall be renumbered 5.4(c)(iv),(v) and (vi) respectively.

3.       BONUS

         The first sentence of Section 3.2 shall be amended to substitute the words "two hundred percent (200%)" in place of the words "one hundred percent (100%)."

4.       OPTIONS

         There shall be added to Article 3 new Sections 3.6(i) and (j).

                  "(i)   Effective June 30, 2001, you shall be entitled to an
         additional grant of an irrevocable option (the "New Option") pursuant to the Restated 1986 Common Share Option Plan of the Corporation (the "Plan") to purchase up to 500,000 common shares (the "New Optioned Shares") in the capital of the Corporation at a price of Cdn.$16.68 per common share, being the closing price of the common shares on The Toronto Stock


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         Exchange on June 29, 2001. The New Option may be exercised on a cumulative basis in respect of 1/36 of the total New Optioned Shares on each of the next 36 monthly anniversaries of this Agreement. The New Option shall expire in respect of New Optioned Shares not previously acquired thereunder or in respect of which rights shall not have otherwise terminated on the seventh anniversary of the date of its grant.

                  (j) The termination of your employment under this Agreement (other than for Just Cause or upon your voluntary resignation prior to June 30, 2003) shall be deemed to be a "retirement" under Section 16(iii) of the Plan for purposes of the New Option, the Option and any other options you may have to purchase common shares in the capital of the Corporation."

         Other than as expressly set out in this letter agreement, the Original Agreement shall remain in full force and effect, unamended.

         If you are in agreement with the foregoing, please execute a duplicate copy of this letter agreement which is attached and return to the undersigned.

                                         Yours very truly,

                                         COTT CORPORATION

                                         Per:
                                             -----------------------------------
                                         Name:  Colin D. Walker
                                         Title: Senior Vice President,
                                                Human Resources

                                         Per:
                                             -----------------------------------
                                         Name:  Mark R. Halperin
                                         Title: Senior Vice President,
                                                General Counsel and Secretary

ACKNOWLEDGED, AGREED AND ACCEPTED

AS OF THIS 3RD DAY OF JULY, 2001

--------------------------            )
Witness                               )  ----------------------------------
                                      )  FRANK E. WEISE III